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                                    EXHIBIT NO. 11

                       COMPUTATION OF EARNINGS PER COMMON SHARE


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                                                                EXHIBIT 11

                              ONLINE INTERNATIONAL CORP.

                       COMPUTATION OF EARNINGS PER COMMON SHARE

                                                    Year Ended January 31,
                                                 -------------------------
                                                    1997           1996
                                                   ------         ------
Earnings
     Net income applicable to common stock       $  295,667     $  175,570
                                                 ----------     ----------
                                                 ----------     ----------
Shares
     Weighted average number of common shares
      outstanding                                     6,795
     Additional shares assuming conversion of
      preferred A shares                          4,130,320      4,125,083
                                                 ----------     ----------
     Weighted average number of common and
     common stock equivalents                    $4,137,115     $4,125,083
                                                 ----------     ----------
                                                 ----------     ----------
     Earnings Per Share                          $      .07     $      .04
                                                 ----------     ----------
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